UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2012

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2012, FSEP Term Funding, LLC (“FSEP Funding”), a wholly-owned financing subsidiary of FS Energy and Power Fund (“FSEP”), and Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent and as the lender party thereto, entered into a second amendment (the “Second Amendment”) to FSEP Funding’s credit facility (as amended by the Second Amendment, the “Credit Facility”).

The Second Amendment increased the aggregate borrowings available under the Credit Facility by $75 million to $175 million.  Pursuant to the terms of the Credit Facility, borrowings thereunder may be designated as Tranche A borrowings in an amount up to $50 million (the “Tranche A Commitment”), as Tranche B borrowings in an amount up to $50 million (the “Tranche B Commitment”) or as Tranche C borrowings in an amount up to $75 million (the “Tranche C Commitment”).  Pricing under the Credit Facility is based on the London Interbank Offered Rate (“LIBOR”) for an interest period equal to the weighted average LIBOR interest period of eligible securities owned by FSEP Funding, with the Tranche A Commitment bearing interest at the rate of LIBOR + 1.60% per annum and the Tranche B Commitment and Tranche C Commitment bearing interest at the rate of LIBOR + 1.85% per annum.  The Tranche A Commitment and Tranche B Commitment are revolving commitments, and the Tranche C Commitment is a term commitment.

FSEP Funding is subject to a non-usage fee with respect to the Tranche A Commitment and the Tranche B Commitment to the extent the aggregate principal amount available under such commitments has not been borrowed. Beginning sixty days after August 28, 2012, FSEP Funding will be subject to a non-usage fee with respect to the Tranche C Commitment to the extent the aggregate principal amount available under the Tranche C Commitment has not been borrowed. FSEP Funding paid a setup fee and incurred certain other customary costs and expenses in connection with entering into the Second Amendment.

No other material terms of the Credit Facility changed in connection with the Second Amendment.

The foregoing description of the Second Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of FSEP. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the Securities and Exchange Commission. FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Credit Agreement, dated as of August 28, 2012, by and between FSEP Term Funding, LLC and Deutsche Bank AG, New York Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	August 30, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Credit Agreement, dated as of August 28, 2012, by and between FSEP Term Funding, LLC and Deutsche Bank AG, New York Branch.